As filed with the Securities and Exchange Commission on February 6, 1998.
          Registration File No. 333-_________

             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549
                      ----------------
                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
               DELTA WOODSIDE INDUSTRIES, INC.
   (Exact name of registrant as specified in its charter)

    South Carolina                              57-0535180
(State or Other Jurisdiction of     (I.R.S. Employer Identification No.)
Incorporation or Organization)
                        233 North Main Street
                      Hammond Square, Suite 200
                  Greenville, South Carolina 29601
                           (864) 232-8301
    (Address, Including Zip Code, of Principal Executive Offices)


     DELTA WOODSIDE INDUSTRIES, INC. INCENTIVE STOCK AWARD PLAN
                      (Full Title of the Plan)

                   E. Erwin Maddrey, II, President
                   Delta Woodside Industries, Inc.
                        233 North Main Street
                      Hammond Square, Suite 200
                  Greenville, South Carolina 29601
                          (864) 232-8301
 (Name, address, and telephone number, including area code, of agent for service)


                             Copies to:
            Eric B. Amstutz, Esq. & Eric K. Graben, Esq.
               Wyche, Burgess, Freeman & Parham, P.A.
                         Post Office Box 728
                Greenville, South Carolina 29602-0728
                           (864) 242-8200

                   CALCULATION OF REGISTRATION FEE

                                   Proposed Maximum   Proposed Maximum
Title of Securities   Amount to     Offering Price       Aggregate               Amount of
to be Registered     be Registered    Per Share(1)    Offering Price (1)    Registration Fee(1)
Common Stock         300,000 shares     $0.01            $3,000.00                 $0.89

<F1>
(1) Under the Incentive Stock Award Plan, a participant may, upon vesting of an Award (or portion thereof), purchase shares of common stock of the registrant for cash in the amount of $0.01 per share. Pursuant to Rule 457(h), this cash purchase price is used for purposes of calculating the registration fee. The amount of registration fee is calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.


             The Exhibit Index appears on Page 6 hereof.

Part I: Information Required in the Section 10(a) Prospectus

     Pursuant to General Instruction G, information updating the
Section 10(a) Prospectus for the Delta Woodside Industries, Inc. Incentive Stock Award Plan is or will be provided to participants as specified in Rule 428(b)(1) and is not included in this Registration Statement.

Part II:  Information Required in the Registration Statement

      The information contained in Delta Woodside Industries, Inc.'s ("Delta Woodside") registration statement on Form S-8, Registration File No. 33-38931, filed with the Securities and Exchange Commission (the "Commission") on February 12, 1991 (the "1991 S-8"), and the information contained in Delta Woodside's registration statement on Form S-8, Registration File No. 333-01383, filed with the Commission on March 1, 1996 (the "1996 S-8"), is incorporated herein by reference.

      Effective November 6, 1997, the Delta Woodside Incentive Stock Award Plan (the "Plan") was amended to increase the aggregate number of shares issuable thereunder from 800,000 to 1,100,000 and to permit persons who beneficially own 5% or more of Delta Woodside's outstanding common stock to participate in the Plan. In all other respects, the Plan remains in full force and effect.

Item 3.   Incorporation of Documents by Reference

       The following documents or portions thereof are hereby incorporated by reference:

     Delta Woodside's Annual Report on Form 10-K for the fiscal year ended June 28, 1997.

     All other reports filed by Delta Woodside pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of Delta Woodside's 1997 fiscal year.

     The description of Delta Woodside's common stock contained in or incorporated into the registrant's registration statement on Form 8-A filed with the Securities and Exchange Commission on November 1, 1989.

      All documents subsequently filed by Delta Woodside pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Item 5.   Interests of Named Experts and Counsel.

     The law firm of Wyche, Burgess, Freeman & Parham, P.A., located in Greenville, South Carolina, is counsel to the registrant in connection with this Registration Statement and has passed on certain aspects of the legality of the common stock covered hereby. As of January 26, 1998, attorneys of Wyche, Burgess, Freeman & Parham, P.A., beneficially owned in the aggregate 211,550 of the outstanding shares of common stock of the registrant.

Item 8.   Exhibits

The information in Item 8 "Exhibits" in the 1991 S-8 and the 1996 S-8 is supplemented as follows:

Exhibit

 5.1 Opinion of Wyche, Burgess, Freeman & Parham, P.A. dated February 4, 1998 regarding certain aspects of the legality of shares of Delta Woodside.
23.1      Consent  of Wyche, Burgess, Freeman & Parham, P.A.:   contained
          in Exhibit 5.1.
23.2 Consent of KPMG Peat Marwick LLP to incorporation by reference in registration statement.
24.1 Power of Attorney: contained on the signature page of this filing.
99.1 1997 Amendment to Incentive Stock Award Plan effective as of November 6, 1997.
                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, as of February 5, 1998.

                              Delta Woodside Industries, Inc.

                              By: /s/ E. Erwin Maddrey, II
                                  E. Erwin Maddrey, II
                                  President

                          POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Erwin Maddrey, II, Bettis C. Rainsford, and Douglas J. Stevens, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:

Signature                   Title                                   Date


/s/ E. Erwin Maddrey, II    President,Chief Executive Officer  February 5, 1998
E. Erwin Maddrey, II        and Director

/s/ Bettis C. Rainsford     Executive Vice President,          February 4, 1998
                            Chief Financial Officer,
                            Treasurer and Director


/s/ Douglas J. Stevens      Controller                         February 4, 1998
Douglas J. Stevens          (Principal Accounting Officer)


/s/ Buck Mickel             Director                           February 3, 1998
Buck Mickel

/s/ C. C. Guy               Director                           February 4, 1998
C. C. Guy

/s/ Buck A. Mickel          Director                           February 4, 1998
Buck A. Mickel

/s/ James F. Kane           Director                           February 4, 1998
James F. Kane

/s/ Max Lennon              Director                           February 3, 1998
Max Lennon


                          INDEX TO EXHIBITS

Exhibit                                                         Sequentially
                                                                Numbered Page

    5.1     --    Opinion of Wyche, Burgess, Freeman & Parham,        6
                  P.A. dated February 4, 1998 regarding certain aspects of the legality of shares of Delta
                  Woodside Industries, Inc.

  23.2    --      Consent  of  KPMG  Peat Marwick LLP  to             8
                  incorporation by reference in registration statement.

  99.1    --      1997 Amendment to Incentive Stock Award Plan        9
                  effective  as of November 6, 1997.